Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PINNACLE FINANCIAL ANNOUNCES PRICING OF PRIVATE OFFERING
OF SUBORDINATED NOTES

NASHVILLE, TN, Nov. 9, 2016 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) announced today that it has priced the issuance, through a private placement, of $120.0 million in aggregate principal amount of subordinated notes due 2026 to certain institutional accredited investors. The offering is anticipated to close on Nov. 16, 2016.
The subordinated notes will be issued at 100 percent of principal amount and will bear a fixed interest rate of 5.25 percent per annum until Nov. 16, 2021, payable semi-annually in arrears. From Nov. 16, 2021, the subordinated notes will bear interest at a floating rate equal to the 3-Month LIBOR + 3.884 percent per annum until the notes mature on Nov. 16, 2026, or such earlier redemption date, payable quarterly in arrears.
The notes will be redeemable, in whole or in part, on or after Nov. 16, 2021 or in whole upon the occurrence of certain specified tax events, capital events or investment company events. The notes will not be subject to redemption at the option of the holders.
Pinnacle estimates that the net proceeds from the sale of the notes will be approximately $118.3 million, and the notes are expected to qualify initially as Tier 2 capital for regulatory purposes. Approximately $57 million of the net proceeds will be used to retire all of the outstanding debt under Pinnacle's $75 million revolving credit facility entered into earlier this year. The remaining net proceeds will be used to contribute capital to Pinnacle Bank and for other general corporate purposes.
This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. The above referenced securities offered and to be sold have not been, and will not be, registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an exemption from registration thereunder or under any applicable state securities laws.
Pinnacle provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. The American Banker recognized Pinnacle as the sixth best bank to work for in the country in 2016.
The firm began operations in a single downtown Nashville location in October 2000 and has since grown to approximately $11.0 billion in assets at Sept. 30, 2016. As the second-largest bank holding company headquartered in Tennessee, Pinnacle operates in the state's four largest markets, Nashville, Memphis, Knoxville and Chattanooga, as well as several surrounding counties.
Additional information concerning Pinnacle, which is included in the NASDAQ Financial-100 Index, can be accessed at www.pnfp.com.

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FORWARD-LOOKING STATEMENTS

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "goal," "objective," "intend," "plan," "believe," "should," "hope," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) the failure of the closing conditions related to the notes offering to be satisfied (ii) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (iii) continuation of the historically low short-term interest rate environment; (iv) the inability of Pinnacle Financial, or entities in which it has significant investments, like Bankers Healthcare Group, LLC (BHG), to maintain the historical growth rate of its, or such entities', loan portfolio; (v) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (vi) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (vii) increased competition with other financial institutions; (viii) greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin, TN MSA, the Knoxville, TN MSA, the Chattanooga, TN-GA MSA and the Memphis, TN-MS-AR MSA,  particularly in commercial and residential real estate markets; (ix) rapid fluctuations or unanticipated changes in interest rates on loans or deposits; (x) the results of regulatory examinations; (xi) the ability to retain large, uninsured deposits; (xii) a merger or acquisition; (xiii) risks of expansion into new geographic or product markets; (xiv) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xv) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Bank), to retain financial advisors or otherwise to attract customers from other financial institutions; (xvi) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvii) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels; (xviii) risks associated with litigation, including the applicability of insurance coverage; (xix) the risk that the cost savings and any revenue synergies from our recent mergers may not be realized or take longer than anticipated to be realized; (xx) disruption from the Avenue merger with customers, suppliers or employee relationships; (xxi) the risk of successful integration of the businesses we have recently acquired with ours; (xxii) the amount of the costs, fees, expenses and charges related to the Avenue merger; (xxiii) the risk of adverse reaction of Pinnacle Bank's and Avenue's customers to the Avenue merger; (xxiv) the risk that the integration of the operations of the companies we have recently acquired with Pinnacle Bank's will be materially delayed or will be more costly or difficult than expected; (xxv) approval of the declaration of any dividend by Pinnacle Financial's board of directors; (xxvi) the vulnerability of Pinnacle Bank's network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xxvii) the possibility of increased compliance costs as a result of increased regulatory oversight, including oversight of companies in which Pinnacle Financial or Pinnacle Bank have significant investments, like BHG, and the development of additional banking products for Pinnacle Bank's corporate and consumer clients; (xxviii) the risks associated with Pinnacle Financial and Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company if not prohibited from doing so by the terms of our agreement with them; (xxix) the possibility that the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets will exceed current estimates; and (xxx) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, like BHG, including regulatory or legislative developments. A more detailed description of these and other risks is contained in Pinnacle Financial's most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on Nov. 4, 2016. Many of such factors are beyond Pinnacle Financial's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise.